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                                                                  EXHIBIT 10.23
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[LOGO OF BANK OF AMERICA]                                 AMENDMENT TO DOCUMENTS
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                  AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

      This Amendment No. 1 (the "Amendment") dated as of September 2, 1997, is between Bank of America National Trust and Savings Association (the "Bank") and AML Communications, Inc. (the "Borrower").

                                   RECITALS
                                   --------

      A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of August 2, 1996 (the "Agreement").

      B.  The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT
                                   ---------

      1.  DEFINITIONS.  Capitalized terms used but not defined in this Amendment
          -----------
shall have the meaning given to them in the Agreement.

      2.  AMENDMENTS.  The Agreement is hereby amended as follows:
          ----------

          2.1 Paragraph 1.2 of the Agreement is amended in part by substituting "SEPTEMBER 1, 1998" in lieu of "SEPTEMBER 1, 1997" appearing therein.

          2.2 Subparagraph (a) of Paragraph 1.3 of the Agreement is amended in part by substituting ".50" in lieu of ".75" appearing therein.

          2.3 Paragraph 2.2 of the Agreement is amended in part by substituting "September 1, 1998" in lieu of "September 1, 1997" appearing therein.

          2.4 Subparagraph (a) of Paragraph 2.3 of the Agreement is amended in part by substituting ".75" in lieu of "1.00" appearing therein.

          2.5 Subparagraph (b) of Paragraph 2.4 of the Agreement is amended in its entirety as follows:

              " (b) The Borrower will repay the principal amount outstanding on the Expiration Date in 47 successive equal monthly installments starting October 1, 1998. On September 1, 2002, the Borrower will repay the remaining principal balance plus any interest then due."

          2.6 Paragraph 8.5 of the Agreement is amended in part by substituting "TWELVE MILLION DOLLARS ($12,000,000)" in lieu of "NINE MILLION DOLLARS ($9,000,000)" appearing therein.

          2.7 Paragraph 8.15 of the Agreement is amended in its entirety as follows:

               "8.15 AUDITS. To allow the Bank and its agents to inspect (including taking and removing samples for environmental testing) the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records. The Bank has no duty to inspect the Borrower's properties or to examine, audit, appraise or copy books and records and the Bank shall not incur any obligation or liability by reason of not making any such inspection or inquiry. In the event that the Bank inspects the Borrower's properties or examines, audits, appraises, or copies books and records, the Bank will be acting solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. Neither the Borrower nor any other party is entitled to rely on any inspection or other inquiry by the Bank. The Bank owes no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any adverse condition that may be observed as affecting the Borrower's properties or premises, or the Borrower's business. The Bank may in its discretion disclose to the Borrower or any other party any findings made as a result of, or in connection with, any inspection of the Borrower's properties."
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     2.8 Subparagraph (c) of Paragraph 8.22 of the Agreement is amended in its entirety as follows:

           *(c) enter into any consolidation, merger, or other combination or become a member of a joint venture, partner in a partnership, or member of a limited liability company."

    2.9    Paragraph 9 of the Agreement is amended in its entirety as follows:

           "9. HAZARDOUS WASTE INDEMNIFICATION

            The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of the Borrower's obligations to the Bank."

     2.10 Paragraph 11.7 of the Agreement is amended in its entirety as follows:

           "11.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel."

     3. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

        3.1 Loan Fee (Facility No. 1). A loan fee of One Thousand Five Hundred Sixty Two and 50/100 Dollars ($1,562.50) due on the date of execution of this Amendment.

        3.2 Loan Fee (Facility No. 2). A loan fee of Six Hundred Twenty Five Dollars ($625) due on the date of execution of this Amendment.



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     4.  EFFECT OF AMENDMENT.  Except as provided in this Amendment, all of the
         -------------------
terms and conditions of the Agreement shall remain in full force and effect.

         This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA
National Trust and Savings Association
                                                   AML Communications, Inc.

X /s/ Derek C. Hansen
  -------------------
By:  Derek C. Hansen, Assistant Vice President     X /s/ Kirk A. Waldron
                                                     -------------------
                                                     By:  Kirk A. Waldron,
X /s/ Edward W. Summers                                   Vice President Finance
  ---------------------                                   and Chief Financial
By:  Edward W. Summers, Vice President                    Officer
     Commercial Banking Manager


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